Exhibit 23.1

Sam Kan & Company
1151 Harbor Bay Pkwy., Suite 101
Alameda, CA 94502 Phone: 510.517.7874 Fax: 866.848.1224
http://www.skancpa.com

__________________________________________________________________________________

We consent to the incorporation by reference in the Registration Statements on Forms S-1 of American Smooth Wave Ventures, Inc. of our reports dated March 29, 2010, with respect to the financial statements of American Smooth Wave Ventures, Inc. included in this Report on Form S1 for the period from the date of inception on July 11, 2008 to December 31, 2009.

/s/ Sam Kan & Company
Firm’s Manual Signature

Alameda, CA
City, State

December 17, 2010
Date